UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 28, 2009, Under Armour, Inc. (the “Company”) entered into a Credit Agreement among PNC Bank, National Association, as Administrative Agent, SunTrust Bank, as Syndication Agent, Compass Bank, as Documentation Agent, certain lenders thereunder, and the Company and its domestic subsidiaries (the “Credit Agreement”). The Credit Agreement replaces the Company’s existing $100,000,000 revolving credit facility (see Item 1.02 below), has a term of three years and provides for an initial revolving credit facility amount of $180,000,000. The commitment amount under the credit facility may be increased to up to $250,000,000, subject to certain conditions and approvals as set forth in the Credit Agreement. The facility may be used for working capital and general corporate purposes and is collateralized by substantially all of the assets of the Company and its domestic subsidiaries (other than their trademarks) and by a pledge of 65% of the equity interests of the Company’s foreign subsidiaries. Up to $5,000,000 of the facility may be used to support letters of credit.

The Company’s borrowing base under the credit facility is limited to 80% of the Company’s qualifying accounts receivable plus 50% of the Company’s qualifying inventory, provided that the inventory portion of the borrowing base may not exceed the accounts receivable portion of the borrowing base. The Company is required to maintain a certain leverage ratio and fixed charge coverage ratio as set forth in the Credit Agreement. The Credit Agreement also provides the lenders with the ability to reduce the borrowing base, even if the Company is in compliance with all conditions of the Credit Agreement, upon a material adverse change to the business, properties, assets, financial condition or results of operations of the Company.

The credit facility bears interest based on the daily balance outstanding at LIBOR (with LIBOR subject to a rate floor of 1.25%) plus an applicable margin (varying from 2.0% to 2.5%) or, in certain cases a base rate (based on PNC’s Prime Rate or as otherwise specified in the Credit Agreement, with the base rate subject to a rate floor of 2.25%) plus an applicable margin (varying from 1.0% to 1.5%). The credit facility also carries a commitment fee equal to the available but unused borrowings multiplied by an applicable margin (varying from 0.375% to 0.5%). The applicable margins are calculated quarterly and vary based on the Company’s leverage ratio as set forth in the Credit Agreement.

The Credit Agreement contains a number of restrictions that limit the Company’s ability, among other things, and subject to certain limited exceptions, to incur additional indebtedness, pledge its assets as security, guaranty obligations of third parties, make investments, undergo a merger or consolidation, dispose of assets, or materially change its line of business.

Item 1.02.	Termination of a Material Definitive Agreement.

On January 28, 2009, Under Armour, Inc. (the “Company”) terminated its existing $100,000,000 revolving credit facility and entered into a new $180,000,000 revolving credit facility (see Item 1.01 above). The existing credit facility was under the Third Amended and Restated Financing Agreement dated December 22, 2006 among The CIT Group/Commercial Services, Inc. as Agent, Wachovia Bank, National Association, as Documentation Agent, SunTrust Bank, as Syndication Agent and the Company and its domestic subsidiaries. For a description of the material terms and conditions of this credit facility, see the “Revolving Credit Facility” section under Note 6 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which section is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On January 29, 2009, Under Armour, Inc. issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2008. A copy of Under Armour’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Under Armour has scheduled a conference call for 8:30 a.m. EST on January 29, 2009 to discuss its financial results, and a portion of the script for that call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1: Under Armour, Inc. press release announcing financial results for the fourth quarter and year ended December 31, 2008.

Exhibit 99.2: Portion of conference call script for January 29, 2009 conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: January 29, 2009	By:	/s/ BRAD DICKERSON
Brad Dickerson
Chief Financial Officer